As filed with the Securities and Exchange Commission on September 20, 2011

Registration No. 333-176700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPO Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0450326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

429 Post Road

Buchanan, Michigan 49107

(269) 695-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Welch

Chief Financial Officer

XPO Logistics, Inc.

429 Post Road

Buchanan, Michigan 49107

(269) 695-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eric L. Schiele, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☐	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

XPO Logistics, Inc.

429 Post Road

Buchanan, Michigan 49107

Common Stock

Preferred Stock

Debt Securities

Warrants

75,000 Shares of Selling Securityholder Preferred Stock

10,714,286 Selling Securityholder Warrants

Shares of Common Stock Issued or Issuable upon Conversion or Exercise

Offered by the Selling Securityholders

We may offer and sell to the public from time to time, in one or more series or issuances:

•	Common Stock;

•	Preferred Stock;

•	Senior or Subordinated Debt Securities; and

•	Warrants.

The aggregate initial offering price of the securities that XPO Logistics, Inc. will offer for sale pursuant to this prospectus and any prospectus supplement will not exceed $500,000,000. When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and material tax considerations pertaining to an investment in the securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

In addition, the selling securityholders may sell a total of up to 75,000 shares of Selling Securityholder Preferred Stock, up to 10,714,286 Selling Securityholder Warrants and the shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or exercise of the Selling Securityholder Warrants from time to time under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by the selling securityholders, we will identify the participating selling securityholders and the number of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock, as the case may be, that the selling securityholders will be offering for sale. We will not receive any of the proceeds from the sale of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock by the selling securityholders. We have paid the fees and expenses incident to the registration of the shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and shares of Common Stock for sale by the selling securityholders.

Investing in our securities involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 6, and in any prospectus supplement, carefully before you invest. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.

The shares of Common Stock are listed on the NYSE Amex (the “NYSE Amex”) under the trading symbol “XPO.” Other than for shares of Common Stock, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “registration statement”) utilizing the “shelf” registration process that we have filed with the Securities and Exchange Commission (the “SEC”), which registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities. The registration statement can be read at the SEC’s website (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

Under this registration statement, we may offer, as described in this prospectus and any prospectus supplement, from time to time, up to $500,000,000 of securities. The selling securityholders may, from time to time, sell up to 75,000 shares of Selling Securityholder Preferred Stock, up to 10,714,286 Selling Securityholder Warrants and the shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or exercise of the Selling Securityholder Warrants in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “XPO,” “we,” “us” and “our” mean XPO Logistics, Inc., a Delaware corporation, and/or its subsidiaries; (ii) “securities” mean, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, shares of Selling Securityholder Preferred Stock and Selling Securityholder Warrants; (iii) “Common Stock” mean shares of common stock of the Company, par value $0.001 per share; (iv) “Preferred Stock” mean shares of preferred stock of the Company, par value $0.001 per share; (v) “Debt Securities” mean the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Warrants” mean warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vii) “Selling Securityholder Preferred Stock” mean the 75,000 shares of Series A Convertible Perpetual Preferred Stock of the Company that may be offered and sold by the selling securityholders pursuant to the registration statement to which this prospectus relates; and (viii) “Selling Securityholder Warrants” mean the 10,714,286 warrants to purchase Common Stock at an initial exercise price of $7.00 per share of Common Stock that may be offered and sold by the selling securityholders pursuant to the registration statement to which this prospectus relates.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), finding suitable merger or acquisition candidates, expansion and growth of the Company’s business and operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that could adversely affect actual results and performance include, among others, potential fluctuations in operating results and expenses, government regulation, technology change, competition and the potential inability to identify and consummate acquisitions and arrange adequate financing. All forward looking statements included in this prospectus, any applicable prospectus supplement or in any document incorporated by reference into this prospectus speak only as of the date of this prospectus, the prospectus supplement or the document incorporated by reference, as the case may be. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligation to update any such forward-looking statements.

PROSPECTUS SUMMARY

The Company

XPO provides premium transportation and logistics services to thousands of customers primarily through our three wholly owned subsidiaries: (1) Express-1, Inc., which provides time critical expedited transportation to its customers; (2) Concert Group Logistics, Inc., which provides freight forwarding services through a chain of independently owned stations located throughout the United States; and (3) Bounce Logistics, Inc., which provides premium truckload brokerage transportation services to customers throughout the United States.

We serve a diverse client base located primarily within North America. Our Concert Group Logistics business unit also provides international freight forwarding services to customers in other regions of the world. We provide reliable same day, time critical, special handling or customized logistics solutions that meet our customers’ needs. During 2010, we provided more than 144,000 critical movements for our customers through our three business units.

Our principal executive offices are located at 429 Post Road, Buchanan, Michigan 49107. Our telephone number is (269) 695-2700. We maintain a website at www.xpocorporate.com where general information about us is available. The contents of our website are not incorporated by reference into this prospectus and our website address is included as an inactive textual reference only. Our stock is listed on the NYSE Amex under the symbol “XPO.” For further information regarding XPO, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

Recent Developments

On June 13, 2011, the Company entered into an Investment Agreement (the “Investment Agreement”) with Jacobs Private Equity, LLC (“JPE”) and the other investors party thereto (including by joinders thereto) (collectively with JPE, the “Investors”), providing for an aggregate investment by the Investors of up to $150,000,000 in cash in the Company, including amounts payable upon exercise of the Selling Securityholder Warrants.

On September 2, 2011, in accordance with the terms and conditions of the Investment Agreement, the Company issued to the Investors, for $75,000,000 in cash, (i) 75,000 shares of Selling Securityholder Preferred Stock, which are initially convertible into an aggregate of 10,714,286 shares of Common Stock and vote together with the Common Stock on an “as-converted” basis on all matters on which the Common Stock may vote, except as otherwise required by law, and (ii) 10,714,286 Selling Securityholder Warrants initially exercisable for an aggregate of 10,714,286 shares of Common Stock at an exercise price of $7.00 per share. We refer to this investment as the “JPE Equity Investment.”

The closing of the JPE Equity Investment occurred on September 2, 2011, as a result of which JPE became the controlling stockholder of the Company. In connection with the closing of the JPE Equity Investment, Bradley S. Jacobs, the Managing Member of JPE, was elected as the Chairman of the Board of Directors of the Company (the “Board”) on September 2, 2011. Mr. Jacobs also was appointed Chief Executive Officer of the Company at that time.

Also in connection with the closing of the JPE Equity Investment, the Common Stock underwent a 4:1 reverse stock split on September 2, 2011 and the name of the Company was changed from “Express-1 Expedited Solutions, Inc.” to “XPO Logistics, Inc.”

The Offering

Under this prospectus, the Company may offer and sell to the public in one or more series or issuances Common Stock, Preferred Stock, Debt Securities and Warrants with an aggregate offering price not to exceed $500,000,000.

Also under this prospectus, the selling securityholders may sell up to 75,000 shares of Selling Securityholder Preferred Stock, up to 10,714,286 Selling Securityholder Warrants and the shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or exercise of the Selling Securityholder Warrants from time to time in one or more transactions.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risks discussed in the section entitled “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus. Additional risk factors will be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS

Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

The selling securityholders will receive all of the net proceeds from the resale of their shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock pursuant to this prospectus and the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms of the Common Stock, as well as other material terms of our Amended and Restated Certificate of Incorporation, as amended (the “Company Certificate”), and our 2nd Amended and Restated Bylaws (the “Bylaws”). This description is only a summary. You should read it together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.

General

We currently have 150,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 8,252,892 shares were issued and outstanding as of September 16, 2011.

Other than as described in this prospectus or any applicable prospectus supplement, no stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no stockholder has any right to convert Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All the outstanding shares of Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the Preferred Stock (including the Selling Securityholder Preferred Stock), the holders of Common Stock are entitled to dividends when, as and if declared by the Board from funds legally available therefor and, upon liquidation, to a pro-rata share in any distribution to stockholders.

Pursuant to Delaware law and the Company Certificate, our Board by resolution, subject to the voting rights of the holders of the Selling Securityholder Preferred Stock described under “Description of Selling Securityholder Preferred Stock—Voting Rights” below, may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, such rights and preferences being senior to the rights of holders of Common Stock. Other than the Selling Securityholder Preferred Stock, no shares of Preferred Stock are currently outstanding.

Voting and Other Rights

Each share of Common Stock entitles the holder thereof to one vote on all matters upon which stockholders are permitted to vote. The Bylaws provide that directors will be elected by a plurality of votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, except as otherwise required by law, whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

The holders of the Selling Securityholder Preferred Stock are entitled to vote along with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote. The holders of the Selling Securityholder Preferred Stock shall participate in such votes as if the shares of Selling Securityholder Preferred Stock were converted into shares of Common Stock as of the record date for the determination of holders of Common Stock entitled to vote.

Anti-Takeover Effects of Various Provisions of Delaware Law and the Company Certificate and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We have elected to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate prohibits cumulative voting.

Classified Board. The DCGL permits a corporation to divide its board of directors into up to three classes with staggered terms of office. Our Board is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of our Board and our business strategies and policies as determined by our Board. The use of a classified board may delay or defer a change in control of the Company or removal of incumbent management.

Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. The Company Certificate and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The Company Certificate and Bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect the Company and our directors, officers, employees and agents from certain liabilities.

The limitation of liability and indemnification provisions in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.

Authorized but Unissued Shares of Common Stock. Our authorized but unissued shares of Common Stock will be available for future issuance without approval by the holders of Common Stock. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Undesignated Preferred Stock. Our Company Certificate and Bylaws authorize undesignated Preferred Stock. As a result, our Board may, without the approval of holders of Common Stock, issue shares of Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Amendments to Organizational Documents

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws.

Registration Rights Agreement

The shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or upon exercise of the Selling Securityholder Warrants have the benefit of certain registration rights under the Securities Act pursuant to the Registration Rights Agreement described under “Selling Securityholders—Registration Rights Agreement.”

Listing

Our Common Stock is listed on the NYSE Amex under the trading symbol “XPO.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the Preferred Stock we may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock. This description does not apply to the Selling Securityholder Preferred Stock, the material terms of which are described separately under “Description of Selling Securityholder Preferred Stock.”

We currently have 10,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which 75,000 shares of Selling Securityholder Preferred Stock were issued and outstanding as of September 2, 2011. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.

Pursuant to Delaware law and the Company Certificate, our Board by resolution, subject to the voting rights of the holders of the Selling Securityholder Preferred Stock described under “Description of Selling Securityholder Preferred Stock—Voting Rights” below, may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

The Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	the number of shares constituting such series;

•	the designation of such series;

•	the voting powers, if any, of the shares of such series; and

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock and will contain a discussion of any material U.S. Federal income tax considerations applicable to such series of Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

We may issue Debt Securities under one or more indentures or supplemental indentures between us and the trustee identified in the applicable prospectus supplement. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the Debt Securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete. We will file a copy of the supplemental indenture(s) with the SEC at or before the time of the offering of the applicable series of Debt Securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the Debt Securities.

General

We may issue Debt Securities that rank “senior” or “subordinated.” The Debt Securities referred to as “senior securities” will be direct obligations of the Company and will rank equally and ratably in right of payment with other indebtedness of the Company that is not subordinated. We may issue Debt Securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable indenture or supplemental indenture and prospectus supplement, and may rank equally and ratably with any other subordinated notes and any other subordinated indebtedness. We refer to these Debt Securities as “subordinated securities.”

The Company may issue the Debt Securities under this prospectus up to an aggregate principal amount of $500,000,000, in one or more series, in each case as we may establish in one or more indentures or supplemental indentures. If any Debt Securities are issued at an original issue discount, then such Debt Securities may have such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, after taking into account such original issue discount. The Company need not issue all Debt Securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

Our rights and the rights of our creditors (including the holders of our Debt Securities) and stockholders to participate in distributions by any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that a creditor may have the benefit of a guarantee from that subsidiary or we may ourselves be a creditor with recognized claims against that subsidiary.

We anticipate that any indenture will provide that the Company may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of the Debt Securities. Any trustee under any indenture may resign or be removed with respect to one or more series of the Debt Securities, and the Company may appoint a successor trustee to act with respect to that series.

The applicable prospectus supplement will describe the specific terms relating to the series of the Debt Securities the Company will offer, including, to the extent applicable, the following:

•	the title and series designation of the Debt Securities and whether they are senior securities or subordinated securities;

•	the aggregate principal amount of the Debt Securities and any limit upon such principal amount;

•

the percentage of the principal amount at which the Company will issue the Debt Securities and, if other than the principal amount of the Debt Securities, the portion of the principal amount of the Debt Securities payable upon maturity of the Debt Securities;

•

if convertible, the number of debt securities or shares of any class, classes or series into which the Debt Securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the Debt Securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the Debt Securities, restrictions on conversion and any other terms governing such conversion;

•	the stated maturity date of the Debt Securities;

•	any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

•	the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the Debt Securities can be surrendered for payment;

•	any rights affecting the transfer, exchange or conversion of the Debt Securities;

•	the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price, terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, and any remarketing arrangements;

•	whether the Debt Securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such Debt Securities;

•	whether the Company will issue the Debt Securities in certificated or book-entry form;

•

whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•

whether the Company will issue any of the Debt Securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual Debt Securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in any prospectus supplement;

•

whether the Company will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Debt Securities instead of making this payment;

•	the subordination provisions, if any, relating to the Debt Securities;

•	the provision of annual and/or quarterly financial information to the holders of the Debt Securities;

•	a discussion of certain U.S. Federal income tax law considerations;

•	the remedies for holders of Debt Securities;

•	the right to make any changes to the indenture(s) or the terms of the Debt Securities by the Company and what approval, if any, will be required from the holders of the Debt Securities;

•	the provisions for voting on any changes to the indenture(s) or the terms of the Debt Securities;

•	the requirements for the Company to discharge, to defease or to covenant defease the Debt Securities;

•

certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business; and

•	any other specific terms of the Debt Securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the Debt Securities.

The Company may issue Debt Securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities. The Company may also issue Debt Securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will be amended to include such guarantees prior to such offering.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the Company will issue the Debt Securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the Company will pay the interest and principal and any premium at the corporate trust office of the trustee. At the Company’s option, however, the Company may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If the Company does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the Debt Security is registered at the close of business on a special record date the applicable trustee will fix; or

•	in any other lawful manner, all as the applicable indenture or supplemental indenture describes.

You may exchange or transfer Debt Securities at the office of the applicable trustee. The trustee acts as the Company’s agent for registering Debt Securities in the names of holders and transferring Debt Securities. The Company may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, the Company may issue the Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. The Company may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of Debt Securities will be described in the applicable prospectus supplement

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants. This description does not apply to the Selling Securityholder Warrants, the material terms of which are described separately under “Description of Selling Securityholder Warrants.”

The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:

•	the title of such Warrants;

•	the offering price for such Warrants, if any;

•	the aggregate number of such Warrants;

•	the designation and terms of the securities purchasable upon exercise of such Warrants;

•	if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

•	if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;

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the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

•	whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution provisions of such Warrants, if any;

•	the redemption or call provisions, if any, applicable to such Warrants; and

•	any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF SELLING SECURITYHOLDER PREFERRED STOCK

The following is a summary of the material terms of the Selling Securityholder Preferred Stock as contained in the Certificate of Designation of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designation”), which has been filed with the Secretary of State of the State of Delaware, a copy of which is included as Exhibit 4.1 to the registration statement of which this prospectus is a part and incorporated by reference herein. Stockholders are urged to carefully read the Certificate of Designation in its entirety. Unless the context otherwise requires, definitions of terms provided in this “Description of Selling Securityholder Preferred Stock” apply solely for purposes of this section.

Authorized Shares and Liquidation Preference

We have designated 75,000 authorized shares of Preferred Stock as “Series A Convertible Perpetual Preferred Stock”, with a par value of $0.001 per share and an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $75,000,000

Ranking

The Selling Securityholder Preferred Stock ranks, with respect to payment of dividends and distribution of assets upon our liquidation, winding-up or dissolution:

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senior to the Common Stock, whether now outstanding or hereafter issued, and to each other class or series of our stock (including any series of Preferred Stock established after September 2, 2011 (the “Issue Date”) by the Board) the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Selling Securityholder Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, winding-up or dissolution (collectively referred to as “Junior Stock”);

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on a parity with each class or series of our stock (including any series of Preferred Stock established after the Issue Date by the Board) the terms of which expressly provide that such class or series ranks on a parity with the Selling Securityholder Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, winding-up or dissolution (collectively referred to as “Parity Stock”); and

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junior to each other class or series of our stock (including any series of Preferred Stock established after the Issue Date by the Board) the terms of which expressly provide that such class or series ranks senior to the Selling Securityholder Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, winding-up or dissolution (collectively referred to as “Senior Stock”).

The Company’s ability to issue Parity Stock or Senior Stock is subject to the provisions described below under “—Voting Rights.”

Dividends

Holders of shares of Selling Securityholder Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof, out of the assets of the Company legally available for payment, dividends at the rate per annum of 4% per share on the Accreted Liquidation Preference (as defined below) in effect at such time (subject to the following paragraph), which Accreted Liquidation Preference is subject to adjustment as described below. Dividends on the Selling Securityholder Preferred Stock will be payable quarterly, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) at such annual rate. We will make each dividend payment on the Selling Securityholder Preferred Stock in cash. The initial dividend on the Selling Securityholder Preferred Stock for the dividend period commencing on the Issue Date to, but excluding, October 17, 2011, will be $5.00 per share (subject to the following paragraph), and shall be payable when, as and if declared, on October 17, 2011. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that dividends are paid on shares of Common Stock in any dividend period with respect to the Selling Securityholder Preferred Stock, then the dividend payable in respect of each share of Selling Securityholder Preferred Stock for such period shall be equal to the greater of (i) the amount otherwise payable in respect of such share of Selling Securityholder Preferred Stock in accordance with the foregoing paragraph and (ii) the product of (A) the aggregate dividends payable per share of Common Stock in such dividend period times (B) the number of shares of Common Stock into which such share of Selling Securityholder Preferred Stock is then convertible.

A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the Issue Date, and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to holders of record on the later of (i) the close of business on the first calendar day (or the following business day if such first calendar day is not a business day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

Holders of shares of Selling Securityholder Preferred Stock shall not be entitled to any dividend in excess of the then-applicable full accrued dividends calculated pursuant to the Certificate of Designation on shares of Selling Securityholder Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears. All references in this summary to dividends or to a dividend rate or accretion rate shall be read to reflect any adjustment to the dividend rate or accretion rate pursuant to the Certificate of Designation.

No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by us or on our behalf (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends (including any accrued and unpaid dividends that have accreted (as described below) and are reflected in the Accreted Liquidation Preference) shall have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Selling Securityholder Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Selling Securityholder Preferred Stock and any Parity Stock, dividends may be declared and paid on the Selling Securityholder Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared in cash per share on, the Selling Securityholder Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Selling Securityholder Preferred Stock and such other Parity Stock bear to each other.

If we are unable to, or otherwise fail to, pay dividends in full on the Selling Securityholder Preferred Stock on any Dividend Payment Date as described above, the Accreted Liquidation Preference will be increased as of the first day of the immediately succeeding dividend period by the Accretion Amount (as defined below) in respect of the unpaid dividends. If we pay a portion of the dividends payable on the Selling Securityholder Preferred Stock on a Dividend Payment Date and accrete the unpaid portion, we will pay the current portion equally and ratably to the holders of the Selling Securityholder Preferred Stock. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the Accreted Liquidation Preference as of the first day of the relevant dividend period.

We may pay all or a portion of the amount by which the Accreted Liquidation Preference of a share of the Selling Securityholder Preferred Stock exceeds $1,000 per share of Selling Securityholder Preferred Stock on (i) any Dividend Payment Date or (ii) any other date fixed by the Board or a duly authorized committee thereof. The

Company shall make any such payment in cash and any such payment shall be made equally and ratably to the holders of the Selling Securityholder Preferred Stock. The Accreted Liquidation Preference of each share of Selling Securityholder Preferred Stock will be reduced as of the first day following the date of such payment by the amount of such payment (the “Paydown Amount”) and the amount of dividends will be calculated on the basis of the reduced Accreted Liquidation Preference for the period of time from the date of such reduction until the applicable Dividend Payment Date.

We will use our reasonable best efforts to provide notice to the holders of the Selling Securityholder Preferred Stock not later than ten days prior to each Dividend Payment Date if we determine that we will not pay dividends on that Dividend Payment Date. Such notice shall be given by issuing a press release as described under “—Notices” below and by notifying our transfer agent. If a development occurs less than ten days prior to a Dividend Payment Date that will prevent us from paying dividends on that Dividend Payment Date, and we have not already provided notice, we will provide prompt notice to the holders of Selling Securityholder Preferred Stock and our transfer agent as set forth above. The notice will indicate whether we will accrete all or a portion of the dividends, as well as the amount of the dividends to be accreted. Any failure by us to deliver such notice will not impair our ability to accrete dividends in any respect.

“Accretion Amount” per share of Selling Securityholder Preferred Stock for any Dividend Payment Date on which accrued dividends are not paid in full, means the product of (i) the accretion rate of 4% per annum, calculated on a quarterly basis, as such may be adjusted pursuant to the Certificate of Designation, (ii) the Accreted Liquidation Preference as of the first day of the relevant dividend period and (iii) the fraction of the accrued dividends for that dividend period that were not paid on the Dividend Payment Date.

“Accreted Liquidation Preference” per share of Selling Securityholder Preferred Stock means, as of any date, $1,000 increased by the sum of the Accretion Amounts, if any, for all prior Dividend Payment Dates, and decreased by the sum of the Paydown Amounts, if any, for all prior Dividend Payment Dates or other dates on which Paydown Amounts were paid.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, each holder of Selling Securityholder Preferred Stock will be entitled to receive out of our assets available for distribution to our stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Stock, an amount equal to the greater of (i) the aggregate Accreted Liquidation Preference attributable to shares of Selling Securityholder Preferred Stock held by such holder, subject to adjustment as provided under “—Miscellaneous” below, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current dividend period, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible (assuming the conversion of each share of Selling Securityholder Preferred Stock and without deduction for the Accreted Liquidation Preference otherwise payable pursuant to clause (i)), multiplied by (y) the number of shares of Common Stock or such other securities into which the shares of Selling Securityholder Preferred Stock held by such holder are then convertible.

None of (i) the sale of all or substantially all of our property or business (other than in connection with our voluntary or involuntary liquidation, dissolution or winding-up), (ii) our merger, conversion or consolidation into or with any other person or (iii) the merger, conversion or consolidation of any other person into or with us, shall constitute our voluntary or involuntary liquidation, dissolution or winding-up for the purposes of the immediately preceding paragraph.

In the event our assets available for distribution to the holders of the Selling Securityholder Preferred Stock upon any of our liquidation, winding-up or dissolution, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Selling Securityholder Preferred Stock, ratably, in proportion to the full distributable amounts for which such holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

After the payment to the holders of the Selling Securityholder Preferred Stock of the full preferential amounts provided for above, such holders shall have no right or claim to any of our remaining assets.

Voting Rights

The holders of the Selling Securityholder Preferred Stock shall be entitled to vote along with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote. The holders of the Selling Securityholder Preferred Stock shall participate in such votes as if the shares of Selling Securityholder Preferred Stock were converted into shares of Common Stock as of the record date for the determination of holders of Common Stock entitled to vote. In addition, each holder of Selling Securityholder Preferred Stock shall have one vote for each share of Selling Securityholder Preferred Stock held by such holder on all matters voted upon by the holders of Selling Securityholder Preferred Stock as a separate class, as well as voting rights specifically required by the DGCL from time to time.

So long as any Selling Securityholder Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Company Certificate, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Selling Securityholder Preferred Stock, voting separately as a single class, will be required (i) for any amendment of the Company Certificate if the amendment would alter or change the powers, preferences, privileges or rights of the holders of the Selling Securityholder Preferred Stock so as to affect them adversely, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Senior Stock, or (iii) to reclassify any of our authorized stock into any Parity Stock or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Parity Stock or Senior Stock, provided that, for avoidance of doubt, no such vote shall be required for us to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Junior Stock.

Conversion Rights

Each share of Selling Securityholder Preferred Stock is convertible, in whole or in part, at the option of the holder thereof (“Optional Conversion”), into the number of shares of Common Stock (the “Conversion Rate”) obtained by dividing (i) the Accreted Liquidation Preference by (ii) the Conversion Price then in effect. The initial Conversion Price of the Selling Securityholder Preferred Stock is $7.00 per share.

Holders of shares of Selling Securityholder Preferred Stock who convert their shares on a day other than a Dividend Payment Date will not be entitled to any accrued dividends for the dividend period in which they convert their shares. Accordingly, shares of Selling Securityholder Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the immediately succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Such holders will be entitled to receive the dividend payment on those shares on that Dividend Payment Date. A holder of Selling Securityholder Preferred Stock on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by us on the Selling Securityholder Preferred Stock on that date (and if we fail to pay such dividend, such holder’s shares converted on such date will be converted at a Conversion Rate that reflects the Accreted Liquidation Preference after giving effect to such failure), and the converting holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Selling Securityholder Preferred Stock for conversion. Except as provided above, upon any Optional Conversion of shares of Selling Securityholder Preferred Stock, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Selling Securityholder Preferred Stock as to which Optional Conversion has been effected or for dividends on the shares of Common Stock issued upon such Optional Conversion.

The conversion right of a holder of Selling Securityholder Preferred Stock shall be exercised by such holder by the surrender to us of the certificates representing shares of Selling Securityholder Preferred Stock to be converted at any time during usual business hours at our principal place of business or the offices of our transfer agent, accompanied by written notice to the Company that such holder elects to convert all or a portion of the shares of Selling Securityholder Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates or other appropriate evidence of ownership representing shares of Common Stock are to be issued and (if so required by us or our transfer agent) by a written instrument or instruments of transfer in form reasonably satisfactory to us or our transfer agent duly executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required under the Certificate of Designation. The date on which such holder satisfies the foregoing requirements for conversion is referred to herein as the “Conversion Date.” We will deliver shares of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) due upon conversion, together with any cash in lieu of fractional shares in accordance with the provisions described under “— Fractional Shares” below. Immediately prior to the close of business on the Conversion Date, each converting holder shall be deemed to be the holder of record of the shares of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) issuable upon conversion of such holder’s Selling Securityholder Preferred Stock notwithstanding that our share register shall then be closed or that certificates or other appropriate evidence of ownership representing such Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) shall not then be actually delivered to such holder. On the Conversion Date, all rights with respect to the shares of Selling Securityholder Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of holders thereof to (a) receive certificates or other appropriate evidence of ownership representing the number of whole shares of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) into which such shares of Selling Securityholder Preferred Stock have been converted and cash in lieu of any fractional shares, in accordance with the provisions described under “—Fractional Shares” below and (b) exercise the rights to which they are entitled as holders of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible).

Settlement Upon Conversion

We will satisfy our obligation to deliver shares of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) upon conversion of Selling Securityholder Preferred Stock by delivering to holders surrendering shares for conversion a number of shares of Common Stock (or such other class or series of securities into which the Selling Securityholder Preferred Stock is then convertible) equal to the product of (x) the aggregate number of shares of Selling Securityholder Preferred Stock to be converted multiplied by (y) the Conversion Rate then in effect (provided that we will deliver cash in lieu of fractional shares in accordance with the provisions described under “—Fractional Shares” below), as soon as practicable after the third trading day (but in no event later than the fifth business day) following the Conversion Date.

Anti-Dilution Adjustments

The Conversion Price shall be subject to the following adjustments from time to time:

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Stock Dividends. In case we pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the record date for such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the record date.

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Stock Purchase Rights. In case we issue to all holders of Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than the Market Value (as defined below) on the record date for such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the record date shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the record date; provided, however, that no such adjustment to the Conversion Price shall be made if the holders of Selling Securityholder Preferred Stock would be entitled to receive such options, warrants or other rights upon conversion at any time of shares of Selling Securityholder Preferred Stock into Common Stock; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering event occurs.

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Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the effective date of such subdivision, split or reclassification shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the effective date of such combination or reclassification shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the effective date of such subdivision, split, reclassification or combination.

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Debt, Asset or Security Distributions. In case we, by dividend or otherwise, distribute to all holders of Common Stock evidences of our indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to under “—Stock Purchase Rights” above, any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off (as defined below), or any dividend or distribution referred to under “—Stock Dividends” above, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for such distribution by a fraction, the numerator of which shall be the Market Value on the record date and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of our stockholders entitled to receive such distribution. In any case in which this provision is applicable, the terms described under “—Spin-offs” below shall not be applicable.

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Spin-offs. In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the record date for such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock.

Any adjustment to the Conversion Price under this provision will occur on the date that is the earlier of (1) the tenth trading day from, and including, the effective date of the Spin-off and (2) the date of the initial public offering of the securities being distributed in the Spin-off, if that initial public offering is effected simultaneously with the Spin-off.

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Tender Offers. In the case that a tender or exchange offer made by us or any of our subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to our stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) per share of Common Stock that exceeds the closing sale price of the Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to our stockholders pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

Notwithstanding anything to the contrary, no adjustment need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Rate. No adjustment shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

We may make such reductions in the Conversion Price, in addition to those described above, as the Board considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event we elect to make such a reduction in the Conversion Price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

Upon conversion of the Selling Securityholder Preferred Stock, to the extent that the holders of the Selling Securityholder Preferred Stock receive Common Stock, such holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with the provisions described under “—Fractional Shares” below, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price, provided that the Company has provided for the holders of the Selling Securityholder Preferred Stock to receive such rights upon conversion.

Whenever the Conversion Price is adjusted as described above, we will (i) compute the Conversion Price and prepare and transmit to our transfer agent an officer’s certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price (or if we are not aware of such occurrence, as soon as practicable after becoming so aware), we or, at our request and expense, our transfer agent shall provide a written notice to the holders of the Selling Securityholder Preferred Stock of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

If we take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon our plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

The applicable Conversion Price will not be adjusted:

•

upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

•

upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

•	for a change in the par value of the Common Stock;

•	for accrued and unpaid dividends on the Selling Securityholder Preferred Stock; or

•	for the 4-for-1 reverse stock split consummated on the Issue Date pursuant to the Investment Agreement.

“Market Value” means, with respect to any date of determination, the average closing sale price of the Common Stock for a five consecutive trading day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

“Spin-off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

Recapitalizations, Reclassifications and Changes in Our Stock

In the event of any reclassification of outstanding shares of Common Stock (with certain exceptions), or any consolidation or merger of us with or into another person (other than with one of our subsidiaries) or any merger of another person with or into us (other than a consolidation or merger in which we are the resulting or surviving person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of our assets (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Selling Securityholder Preferred Stock, a holder will be entitled to receive the kind and amount of securities (of us or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Selling Securityholder Preferred Stock were convertible immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to the Certificate of Designation, the holders of the Selling Securityholder Preferred Stock shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in the Certificate of Designation.

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of the Selling Securityholder Preferred Stock (but subject, for avoidance of doubt, to the right of such holders to vote on any such transaction as described under “—Voting Rights” above) may consolidate with or merge into any other person or convey, transfer or lease all or substantially all its assets to any person or may permit any person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Selling Securityholder Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Selling Securityholder Preferred Stock had immediately prior to such transaction; and (iii) we deliver to our transfer agent an officer’s certificate and an opinion of counsel, acceptable to our transfer agent, stating that such transaction complies with the Certificate of Designation.

Upon our consolidation with, or merger by us into, any other person or any conveyance, transfer or lease of all or substantially all of our assets as described above, the successor resulting from such consolidation or into which we are merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, us under the shares of Selling Securityholder Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Selling Securityholder Preferred Stock.

Notices

When we are required, pursuant to the Certificate of Designation, to give notice to the holders of the Selling Securityholder Preferred Stock by issuing a press release, rather than directly to such holders, we will do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

When we are required, pursuant to the Certificate of Designation, to give notice to the holders of the Selling Securityholder Preferred Stock without specifying the method of giving such notice, we will do so by sending notice via first class mail or by overnight courier to the holders of record as of a reasonably current date.

Fractional Shares

No fractional shares of Common Stock shall be issued to holders of Selling Securityholder Preferred Stock. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Selling Securityholder Preferred Stock surrendered by any such holder upon a conversion, such holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing sale price on the trading day next preceding the date of conversion.

Miscellaneous

The Accreted Liquidation Preference and the annual dividend rate and accretion ratio each shall be subject to equitable adjustment whenever a stock split, combination, reclassification or other similar event involving the Selling Securityholder Preferred Stock occurs. Such adjustments shall be determined in good faith by the Board (and such determination shall be conclusive) and submitted by the Board to the transfer agent.

If we take any action affecting the Common Stock, other than any action described under “—Anti-Dilution Adjustments” above, that in the opinion of the Board would materially adversely affect the conversion rights of the holders of Selling Securityholder Preferred Stock, then the Conversion Price for the Selling Securityholder Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board may determine to be equitable in the circumstances.

We will pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Selling Securityholder Preferred Stock; provided, however, that we will not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Selling Securityholder Preferred Stock to be converted, and such holder shall be responsible for any such tax.

The Selling Securityholder Preferred Stock is not redeemable.

The Selling Securityholder Preferred Stock is not entitled to any preemptive or subscription rights in respect of our securities.

The provisions of the DGCL, the Company Certificate and the Bylaws described under “Description of Common Stock—Anti-Takeover Effects of Various Provisions of Delaware Law and the Company Certificate and Bylaws” are incorporated in this “Description of Selling Securityholder Preferred Stock.”

Registration Rights Agreement

The Selling Securityholder Preferred Stock has the benefit of certain registration rights under the Securities Act pursuant to the Registration Rights Agreement described under “Selling Securityholders—Registration Rights Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for the Selling Securityholder Preferred Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF SELLING SECURITYHOLDER WARRANTS

The summary of the material terms of the Selling Securityholder Warrants below is qualified in its entirety by reference to the Form of Selling Securityholder Warrant Certificate, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus is a part and incorporated by reference herein. This summary may not contain all of the information about the Selling Securityholder Warrants that is important to you. We encourage you to read carefully the Form of Selling Securityholder Warrant Certificate in its entirety. Unless the context otherwise requires, definitions of terms provided in this “Description of Selling Securityholder Warrants” apply solely for purposes of this section.

Common Stock Subject to the Selling Securityholder Warrants

Each Selling Securityholder Warrant initially entitles the holder thereof to purchase one share of Common Stock. The Selling Securityholder Warrants, in the aggregate, initially grant the holders thereof the right to purchase an aggregate of 10,714,286 shares of Common Stock at an exercise price of $7.00 per share of Common Stock, in each case subject to certain anti-dilution adjustments as described under “—Anti-Dilution Adjustments” below. Currently there are 10,714,286 Selling Securityholder Warrants unexercised and outstanding.

Exercise of the Selling Securityholder Warrants

The Selling Securityholder Warrants are exercisable in whole or in part from time to time on any business day beginning on September 2, 2011 and ending on September 2, 2021. Any unexercised Selling Securityholder Warrants shall expire and the rights of the holders of such Selling Securityholder Warrants to purchase Common Stock shall terminate at the close of business on September 2, 2021. In order to exercise a Selling Securityholder Warrant, the holder thereof must (i) surrender their warrant certificate to us, with the exercise subscription form attached thereto duly completed and executed, and (ii) pay in full the exercise price then in effect for the shares of Common Stock as to which such warrant certificate is submitted for exercise. Such payment shall be made to us in cash, by bank wire transfer in immediately available funds to an account designated by us.

If fewer than all the Selling Securityholder Warrants represented by a warrant certificate are surrendered, their warrant certificate shall be surrendered and a new warrant certificate of the same tenor and for the number of Selling Securityholder Warrants that were not surrendered shall promptly be executed and delivered to the person or persons as may be directed in writing by the holder thereof, and we will register the new warrant certificate in the name of such person or persons. Any new warrant certificate shall be executed on behalf of us by our President, Chief Executive Officer, Chief Financial Officer or Secretary, either manually or by facsimile signature printed thereon. In case any of our officers whose signature shall have been placed upon any warrant certificate shall cease to be such officer before issue and delivery thereof, such warrant certificate may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer.

Upon surrender of a warrant certificate in accordance with the provisions contained therein, we will instruct our transfer agent to transfer to the holder thereof appropriate evidence of ownership of any shares of Common Stock or other securities or property (including cash) to which such holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by such holder (subject to the terms of the warrant certificate), and shall deliver such evidence of ownership and any other securities or property (including cash) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as described under “—Fractional Shares” below. Upon payment of the exercise price therefor, the holder of Selling Securityholder Warrants (or its designee) shall be deemed to own and have all of the rights associated with any Common Stock or other securities or property (including cash) to which it is entitled pursuant to the warrant certificate upon the surrender thereof.

Anti-Dilution Adjustments

The number of shares issuable upon exercise of the Warrants and the exercise price shall be subject to the following adjustments from time to time:

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Stock Dividends. In case we pay or make a dividend or other distribution on the Common Stock in Common Stock, the number of shares of Common Stock issuable upon exercise of each Selling Securityholder Warrant, as in effect at the opening of business on the day following the record date for such dividend or distribution, shall be adjusted so that the holder of the Selling Securityholder Warrants shall thereafter be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of the dividend or other distribution, had such Selling Securityholder Warrant been exercised immediately prior to the record date; and, in the event of any such adjustment, the exercise price, as in effect at the opening of business on the day following the record date for such dividend or other distribution, shall be adjusted by multiplying such exercise price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such adjustments shall become effective immediately after the opening of business on the day following the record date.

•

Stock Purchase Rights. In case we issue to all holders of Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than the Market Value (as defined below) on the record date for such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the number of shares of Common Stock issuable upon the exercise of each Selling Securityholder Warrant shall be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Selling Securityholder Warrant, as in effect at the opening of business on the day following the record date, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) would purchase at such Market Value; and, in the event of any such adjustment, the exercise price in effect at the opening of business on the day following the record date shall be adjusted by multiplying such exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly. Such adjustments shall become effective immediately after the opening of business on the day following the record date; provided, however, that no such adjustments shall be made if such holder would be entitled to receive such options, warrants or other rights upon exercise at any time of the Selling Securityholder Warrants; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of certain triggering events, then no such adjustments shall be made until such triggering event occurs.

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Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock are subdivided, split or reclassified into a greater number of shares of Common Stock, then the number of shares of Common Stock issuable upon exercise of each Selling Securityholder Warrant in effect at the opening of business on the day following the effective date of such subdivision, split or reclassification shall be adjusted so that the holder thereof shall thereafter be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive had such Selling Securityholder Warrant been exercised immediately prior to the effective date of such subdivision, split or reclassification; and, in the event of any such adjustment, the exercise price in effect at the opening of business on the day following the effective date of such subdivision, split or reclassification shall be proportionately reduced. Conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the number of shares of Common Stock issuable upon exercise of each Selling Securityholder Warrant in effect at the opening of business on the day following the date upon which such combination or reclassification becomes effective shall be adjusted so that the holder thereof shall thereafter be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive had such Selling Securityholder Warrant been exercised immediately prior to the effective date of such combination or reclassification; and, in the event of any such adjustment, the exercise price in effect at the opening of business on the day following the effective date upon of such combination or reclassification shall be proportionately increased. Such adjustments will become effective immediately after the opening of business on the day following the effective date of such subdivision, split, reclassification or combination.

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Debt, Asset or Security Distributions. In case we, by dividend or otherwise, distribute to all holders of Common Stock evidences of our indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to under “—Stock Purchase Rights” above, any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-off (as defined below) referred to under “—Spin-offs” below, or any dividend or distribution referred to in
“—Stock Dividends” above), then the number of shares of Common Stock issuable upon the exercise of each Selling Securityholder Warrant immediately prior to the close of business on the record date for such distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Selling Securityholder Warrant immediately prior to the record date by a fraction, the numerator of which shall be the Market Value on the record date plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value on the record date; and, in the event of any such adjustment, the exercise price shall be reduced by multiplying the exercise price in effect immediately prior to the close of business on the record date for such distribution by a fraction, the numerator of which shall be the Market Value on the record date and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustments shall become effective immediately prior to the opening of business on the day following the record date for such distribution. In any case in which this provision is applicable, the terms described under “—Spin-offs” below shall not be applicable.

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Spin-offs. In the case of a Spin-off, the number of shares of Common Stock issuable upon the exercise of each Selling Securityholder Warrant immediately prior to the close of business on the record date for such distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Selling Securityholder Warrant immediately before the close of business on such date by a fraction, the numerator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock, and the denominator of which shall be the Market Value; and, in the event of any such adjustment, the exercise price in effect immediately prior to the close of business on the record date for such distribution shall be reduced by multiplying the exercise price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustments under this provision will occur on the date that is the earlier of (1) the tenth trading day from, and including, the effective date of the Spin-off and (2) the date of the initial public offering of the securities being distributed in the Spin-off, if that initial public offering is effected simultaneously with the Spin-off.

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Tender Offers. In the case that a tender or exchange offer made by us or any of our subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board resolution) per share of Common Stock that exceeds the closing sale price of the Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the number of shares of Common Stock issuable upon the exercise of each Selling Securityholder Warrant immediately prior to the close of business on the date of the Expiration Time shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon exercise of each Selling Securityholder Warrant immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time; and, in the event of any such adjustment, the exercise price shall be reduced by multiplying the exercise price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of Purchased Shares plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

Notwithstanding anything to the contrary, no adjustment need be made to the number of shares issuable upon exercise of a Selling Securityholder Warrant or the exercise price unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of the Selling Securityholder Warrants or the exercise price immediately prior to the making of such adjustment. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of a Selling Securityholder Warrant or the exercise price immediately prior to the making of such adjustment. No adjustment to the exercise price shall be made if such adjustment will result in an exercise price that is less than the par value of the Common Stock. All adjustments to the number of shares issuable upon exercise of the Selling Securityholder Warrants or the exercise price shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share) or the nearest $0.0001 (or if there is not a nearest $0.0001 to the next lower $0.0001), as the case may be.

We may make such increases in the number of shares issuable upon exercise of the Selling Securityholder Warrants or reductions in the exercise price, in addition to those required above, as the Board considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event we elect to make such an increase in the number of shares issuable upon exercise of the Selling Securityholder Warrants or such a reduction in the exercise price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if and to the extent that such laws and regulations are applicable in connection with the increase in the number of shares issuable upon exercise of the Selling Securityholder Warrants or the reduction in the exercise price.

Upon exercise of the Selling Securityholder Warrants by a holder thereof, to the extent that such holder receives Common Stock, such holder shall receive, in addition to the shares of Common Stock and any cash for fractional shares as described under “—Fractional Shares” below, if any, the rights issued under any future stockholder rights plan we may establish whether or not such rights are separated from the Common Stock prior to exercise. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the number of shares issuable upon exercise of the Selling Securityholder Warrants or the exercise price
“—Stock Purchase Rights” and “—Debt, Asset or Security Distributions” above, provided that we have provided for the holder to receive such rights upon exercise.

If we take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares issuable upon exercise of the Selling Securityholder Warrants or the exercise price then in effect shall be required by reason of the taking of such record.

The applicable number of shares issuable upon exercise of the Selling Securityholder Warrants and exercise price shall not be adjusted:

•

upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

•

upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our Subsidiaries;

•	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

•	for a change in the par value of the Common Stock;

•	for accrued and unpaid dividends on the Selling Securityholder Preferred Stock; or

•	for the 4-for-1 reverse stock split consummated on September 2, 2011 pursuant to the Investment Agreement.

“Market Value” means, with respect to any date of determination, the average closing sale price of the Common Stock for a five consecutive trading day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

“Spin-off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

Recapitalizations, Reclassifications and Changes in the Common Stock

In the event of any reclassification of outstanding shares of Common Stock (subject to certain exceptions), or any consolidation or merger of us with or into another person (other than with one of our subsidiaries) or any merger of another person with or into us (other than a consolidation or merger in which we are the resulting or surviving person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another person of all or substantially all of our assets (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon exercise of the Selling Securityholder Warrants, the holder thereof will be entitled to receive the kind and amount of securities (of us or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock issuable upon exercise of the Selling Securityholder Warrants immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of Common Stock. In the event that at any time, as a result of an adjustment made pursuant to the terms of the Warrant Certificate, the holder thereof shall become entitled upon exercise to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon exercise and the exercise price therefor shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in the Warrant Certificate.

Fractional Shares

No fractional shares of Common Stock shall be issued to a holder of Selling Securityholder Warrants upon exercise of any Selling Securityholder Warrant. In lieu of any fraction of a share of Common Stock that would otherwise be issuable upon exercise of the aggregate number of Selling Securityholder Warrants exercised by such holder, the holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing sale price on the trading day next preceding the date of exercise.

Notice of Adjustment

Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Selling Securityholder Warrant or the exercise price is adjusted, we will (i) compute such adjustment and prepare and transmit to our transfer agent an officer’s certificate setting forth the adjustment, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment (or if we are not aware of such occurrence, as soon as practicable after becoming so aware), we or, at our request and expense, our transfer agent shall provide a written notice to the holders of Selling Securityholder Warrants of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment was determined and setting forth the adjusted amount.

Voting Rights

Prior to the exercise of the Selling Securityholder Warrants, the holders of such Selling Securityholder Warrants, in their capacity as such, shall not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter.

Miscellaneous

We will pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon exercise of the Selling Securityholder Warrants; provided, however, that we will not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of such Selling Securityholder Warrants, and such holder shall be responsible for any such tax.

Applicable Law

The Selling Securityholder Warrants and all rights arising thereunder are construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Registration Rights Agreement

The Selling Securityholder Warrants have the benefit of certain registration rights under the Securities Act pursuant to the Registration Rights Agreement described under “Selling Securityholders—Registration Rights Agreement.”

SELLING SECURITYHOLDERS

We are registering for resale shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or exercise of the Selling Securityholder Warrants held by certain selling securityholders. The shares of Selling Securityholder Preferred Stock and Selling Securityholder Warrants to be sold by the selling securityholders were acquired by certain of the selling securityholders on September 2, 2011 in a private placement of 75,000 shares of Selling Securityholder Preferred Stock and 10,714,286 Selling Securityholder Warrants.

The prospectus supplement for any offering by the selling securityholders of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock will include the following information:

•	the name of each participating selling securityholder;

•	the nature of any position, office or other material relationship which each selling securityholder has had within the past three years with us or any of our predecessors or affiliates;

•	the number of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock held by each selling securityholder prior to the offering;

•	the number of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock to be offered for each selling securityholder’s account; and

•

the number, and, if applicable, the percentage of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock held by each of the selling securityholders before and after the offering.

Registration Rights Agreement

The selling securityholders have rights pursuant to the Registration Rights Agreement dated as of September 2, 2011 (the “Registration Rights Agreement”), by and among JPE, the other holders of registrable securities and designated secured lenders from time to time party thereto and the Company. The summary of the material terms of the Registration Rights Agreement below is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is included as Exhibit 4.3 to the registration statement of which this prospectus is a part and incorporated by reference herein. This summary may not contain all of the information about the Registration Rights Agreement that is important to you. We encourage you to read carefully the Registration Rights Agreement in its entirety.

The Registration Rights Agreement provides the selling securityholders from time to time party thereto with certain rights to cause the Company to register the sale of shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and shares of Common Stock issued or issuable upon conversion of the Selling Securityholder Preferred Stock or upon exercise of the Selling Securityholder Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. We refer to the securities that are subject to registration under the Registration Rights Agreement as provided above as “Registrable Securities.”

Demand Registrations

At any time, holders of Registrable Securities representing no less than a majority of the Common Stock constituting Registrable Securities or issuable upon conversion of Selling Securityholder Preferred Stock or exercise of Selling Securityholder Warrants constituting Registrable Securities may request registration of the sale of such securities by giving the Company written notice thereof. The Company must then use reasonable best efforts to (i) file a registration statement registering such Registrable Securities as promptly as reasonably practicable and in any event within 30 days (if on Form S-3) or 45 days (if on Form S-1) and (ii) have such registration statement declared effective as promptly as reasonably practicable thereafter (subject to certain customary exceptions). Such majority holders may request a total of three demand registrations.

Piggyback Registrations

If the Company registers its securities on a registration statement that permits the inclusion of the Registrable Securities, the Company must give JPE prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).

Expenses of Registration and Selling

Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.

JPE Lock-up Letter

Notwithstanding JPE’s rights under the Registration Rights Agreement and the registration of the Registrable Securities hereunder, in order to reinforce JPE’s long-term commitment to the Company and its stockholders, JPE, acting unilaterally and voluntarily, committed to the Company on September 2, 2011 that, during the period ending one year from the closing of the JPE Equity Investment, it will not sell or otherwise transfer any of the Selling Securityholder Preferred Stock or Selling Securityholder Warrants or the Common Stock issued or issuable upon conversion or exercise thereof, other than transfers to affiliates who also make such commitment, or as security for financial planning purposes and charitable contributions. A copy of the letter from JPE to the Company documenting this commitment is included as Exhibit 99.1 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities offered by this prospectus and applicable prospectus supplements:

•	to or through underwriters or through dealers;

•	in short or long transactions;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we and, if applicable, certain of our selling securityholders, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us or the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to an offering of securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds to us, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•	in the case of the Debt Securities, the interest rate, maturity and redemption provisions;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the securities exchanges on which the securities may be listed, if any; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE Amex:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We or the selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us or the selling securityholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. We or the selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We or the selling securityholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Securities may be sold directly by us or the selling securityholders or through agents designated by us or the selling securityholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling securityholders to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling securityholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company or the selling securityholders. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or the selling securityholders or such institutions thereunder.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Delaware law and the Company Certificate. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business, for which they receive compensation. However any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.

Any underwriters to whom securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us or the selling securityholders in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE Amex, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The selling securityholders may also sell the shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of Selling Securityholder Preferred Stock, Selling Securityholder Warrants and/or shares of Common Stock, as the case may be, are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

Because the selling securityholders may be deemed to be “underwriters” under the Securities Act, the selling securityholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on the NYSE Amex, and the Selling Securityholder Preferred Stock and Selling Securityholder Warrants. We may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.xpocorporate.com. The contents of our website are not incorporated by reference into or otherwise part of this prospectus and our website address is included as an inactive textual reference only. We also furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any such documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until all of the securities offered hereby are sold. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed by us with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011; and

•

Current Reports on Form 8-K filed on March 22, 2011 (as amended), March 31, 2011, June 13, 2011, June 14, 2011, June 22, 2011, July 22, 2011, August 15, 2011 (under Items 8.01 and 9.01), September 1, 2011 and September 6, 2011.

The re-audited consolidated financial statements included as Exhibit 99.1 to our Current Report on Form 8-K filed on August 15, 2011 (under Items 8.01 and 9.01) supersede the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference but not delivered with the prospectus. You can obtain free copies of such documents if you call us at (269) 695-2700 or write us at the following address: 429 Post Road, Buchanan, Michigan 49107. You may also visit our website at www.xpocorporate.com for free copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities will be passed upon by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of XPO Logistics, Inc. (formerly Express-1 Expedited Solutions, Inc.) as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$75,465
Legal Fees	*
Accounting Fees and Expenses	*
Printing and Engraving Fees	*
Trustees’ Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous Expenses	*
Total Expenses	*

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Article VIII of the Company Certificate, as amended, provides as follows:

The Company shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer of the obligations of the Company with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII. Such right shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor as actual determination by the Company (including the Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to proceedings involving the negligence of such person.

The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding.

Article IX of the Company Certificate, as amended, provides as follows:

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. Any repeal or amendment of this Article IX by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Company is not personally liable as set forth in the foregoing provisions of this Article IX, a director shall not be liable to the Company or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the DGCL.

Article VII, Section 8 of the Bylaws provides that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

In addition, the registrant maintains directors’ and officers’ liability insurance policies.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)	Exhibits

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement for Common Stock.

*1.2	Form of Underwriting Agreement for Preferred Stock.

*1.3	Form of Underwriting Agreement for Debt Securities.

*1.4	Form of Underwriting Agreement for Warrants.

*1.5	Form of Underwriting Agreement for Selling Securityholder Preferred Stock.

*1.6	Form of Underwriting Agreement for Selling Securityholder Warrants.

3.1	Amended and Restated Certificate of Incorporation of the Company, dated May 17, 2005, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 31, 2006, filed as Exhibit 3 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2006, and incorporated herein by reference.

3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, dated June 20, 2007, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.

3.4	Certificate of Amendment to the Certificate of Incorporation of the Company, dated September 1, 2011, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

3.5	2nd Amended and Restated Bylaws of the Company, dated August 30, 2007, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on September 14, 2007, and incorporated herein by reference.

4.1	Certificate of Designation of Selling Securityholder Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 2, 2011, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

4.2	Form of Selling Securityholder Warrant Certificate, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

4.3	Registration Rights Agreement, dated as of September 2, 2011, by and among Jacobs Private Equity, LLC, each of the other holders and designated secured lenders party thereto and the Company, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

**4.4	Form of Indenture for senior Debt Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*4.5	Form of senior Debt Securities.

**4.6	Form of Indenture for subordinated Debt Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*4.7	Form of subordinated Debt Securities.

*4.8	Form of Warrant.

*4.9	Form of Warrant Agreement.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

**24.1	Power of Attorney.

99.1	Letter, dated September 2, 2011, from Jacobs Private Equity, LLC to XPO Logistics, Inc., filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
**	Previously filed.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buchanan, State of Michigan, on this 20th day of September, 2011.

XPO LOGISTICS, INC.,

By:	/s/ Bradley S. Jacobs
	Name:	Bradley S. Jacobs
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradley S. Jacobs Name: Bradley S. Jacobs	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	September 20, 2011

/s/ John D. Welch Name: John D. Welch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2011

* Name: G. Chris Andersen	Director	September 20, 2011

* Name: Michael G. Jesselson	Director	September 20, 2011

* Name: Adrian P. Kingshott	Director	September 20, 2011

* Name: James J. Martell	Director	September 20, 2011

* Name: Jason D. Papastavrou	Director	September 20, 2011

* Name: Oren G. Shaffer	Director	September 20, 2011

*	By John D. Welch, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement for Common Stock.

*1.2	Form of Underwriting Agreement for Preferred Stock.

*1.3	Form of Underwriting Agreement for Debt Securities.

*1.4	Form of Underwriting Agreement for Warrants.

*1.5	Form of Underwriting Agreement for Selling Securityholder Preferred Stock.

*1.6	Form of Underwriting Agreement for Selling Securityholder Warrants.

3.1	Amended and Restated Certificate of Incorporation of the Company, dated May 17, 2005, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 31, 2006, filed as Exhibit 3 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2006, and incorporated herein by reference.

3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, dated June 20, 2007, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.

3.4	Certificate of Amendment to the Certificate of Incorporation of the Company, dated September 1, 2011, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

3.5	2nd Amended and Restated Bylaws of the Company, dated August 30, 2007, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on September 14, 2007, and incorporated herein by reference.

4.1	Certificate of Designation of Selling Securityholder Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 2, 2011, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

4.2	Form of Selling Securityholder Warrant Certificate, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

4.3	Registration Rights Agreement, dated as of September 2, 2011, by and among Jacobs Private Equity, LLC, each of the other holders and designated secured lenders party thereto and the Company, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

**4.4	Form of Indenture for senior Debt Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*4.5	Form of senior Debt Securities.

**4.6	Form of Indenture for subordinated Debt Securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*4.7	Form of subordinated Debt Securities.

*4.8	Form of Warrant.

*4.9	Form of Warrant Agreement.

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

**24.1	Power of Attorney.

99.1	Letter, dated September 2, 2011, from Jacobs Private Equity, LLC to XPO Logistics, Inc., filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2011, and incorporated herein by reference.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
**	Previously filed.